                            [AWARE LOGO APPEARS HERE]


FOR IMMEDIATE RELEASE

Contact:
Keith Farris
Aware, Inc.
781-276-4000

                     AWARE, INC. REPORTS SECOND QUARTER 2007
                                FINANCIAL RESULTS


BEDFORD, MASS. - JULY 31, 2007 - Aware, Inc. (NASDAQ: AWRE), a leading supplier of broadband technology and biometrics software, today reported financial results for its second quarter ended June 30, 2007.

Revenues for the second quarter of 2007 were $6.4 million, an increase of 34% compared to $4.8 million in the same quarter last year. For the six months ended June 30, 2007, revenues increased 12% to $12.2 million, compared to $10.9 million in the same period a year ago.

The Company reports its net income and basic and diluted net income per share in accordance with U.S. generally accepted accounting principles (GAAP), and additionally, on a non-GAAP basis. Non-GAAP net income, where applicable, excludes the effect of stock-based compensation expense. The company uses the non-GAAP information internally to evaluate its operating performance and believes these non-GAAP measures are useful to investors as they provide additional insight into the underlying operating results. However, non-GAAP measures are not stated in accordance with, should not be considered in isolation from, and are not a substitute for, GAAP measures. A reconciliation of GAAP to non-GAAP results has been provided in the attached financial tables.

GAAP net loss for the second quarter of 2007 was $1.0 million, or $0.04 per share, which included $0.3 million of stock-based compensation charges in accordance with the provisions of FAS 123(R). This compared to a GAAP net loss of $1.2 million, or $0.05 per share, for the same period a year ago. GAAP net loss for the six months ended June 30, 2007 was $1.1 million, or


--------------------------------------------------------------------------------
        AWARE, INC. O 40 MIDDLESEX TURNPIKE O BEDFORD, MA USA 01730-1432
       TEL: (781) 276-4000 O FAX: (781) 276-4001 O E-MAIL: AWARE@AWARE.COM

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AWARE, INC. REPORTS 2007 SECOND QUARTER FINANCIAL RESULTS                 PAGE 2

$0.04 per share, compared to a net loss of $0.7 million, or $0.03 per share, for the same period a year ago.

Non-GAAP net loss for the second quarter of 2007, excluding the effect of stock-based compensation, was $0.7 million, or $0.03 per share. For the six months ended June 30, 2007, the company had a non-GAAP net loss, excluding the effect of stock-based compensation, of $0.6 million, or $0.02 per share.

Michael Tzannes, Aware's chief executive officer, said, "Our revenues in the first half of 2006 reflect a healthy mix of DSL test and diagnostics, biometrics and DSL licensing sales. We are pleased with the progress we have made in gaining exposure to a growing DSL test and diagnostics infrastructure and excited about the future this product line holds. In DSL licensing, we are confident in our ability to increase market share and add new customers based upon recent industry events including consolidation in the semiconductor segment and the emergence of a new VDSL standard. In biometrics, we are pleased with our revenue growth and broad exposure to the industry through our expansive OEM customer base. Each of our product lines has gained important traction this year and each of the markets we are addressing is vibrant and growing."

Note: Aware's conference call will be broadcast live over the Internet today, July 31, 2007 at 5:00 p.m. Eastern Time. To listen to the call, please go to www.aware.com/ir. The conference call may also be heard by calling (719) 457-2692 and referencing the confirmation number 3910483. A replay of the call will be archived on our website after the call.

ABOUT AWARE
Aware is a leading technology supplier for the telecommunications industries. For more than ten years, Aware has pioneered innovations at telecommunications standards-setting organizations and continues to develop and market DSL silicon intellectual property and test and diagnostics products. Its StratiPHY(tm) IP product line supports DSL standards, including ADSL2+ and VDSL2, and has been broadly licensed to leading semiconductor companies. Telecom equipment vendors and phone companies use Aware's DSL test and diagnostics modules and Dr. DSL(R) software to help provision DSL circuits globally. Aware is also a veteran of the biometrics industry, providing biometric and imaging software components used in government systems worldwide since 1992. Aware's interoperable, standard-compliant, field-proven imaging products are used in a number of applications, from border management to criminal justice to medical imaging. Aware is a publicly held company (NASDAQ: AWRE) based in Bedford, Massachusetts. www.aware.com

SAFE HARBOR WARNING
Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties, such as estimates or projections of future revenue and earnings and the growth of the DSL and biometrics markets. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements. The DSL factors include, but are not limited to: we have a unique business model, our quarterly results are difficult to predict, we depend on a limited number of licensees, we derive a significant amount of revenue from a small number of customers, we depend on equipment companies to incorporate our technology into their products, we face intense competition from other DSL vendors, DSL technology competes with other technologies for broadband access, and our business is subject to rapid technological change. We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our annual report on Form 10-K for the fiscal year ended December 31, 2006 and other reports and filings made with the Securities and Exchange Commission.


           AWARE, STRATIPHY, AND DR. DSL ARE TRADEMARKS OR REGISTERED
                            TRADEMARKS OF AWARE, INC.



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
AWARE, INC. REPORTS 2007 SECOND QUARTER FINANCIAL RESULTS                                                       PAGE 3



                                                      AWARE, INC.
                                         CONSOLIDATED STATEMENTS OF OPERATIONS
                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                      (UNAUDITED)

                                                             THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                  JUNE 30,                          JUNE 30,
                                                       -----------------------------     -----------------------------
                                                           2007             2006             2007             2006
                                                       ------------     ------------     ------------     ------------
Revenue:
     Product sales ................................    $      3,771     $      1,519     $      7,236     $      3,237
     Contract revenue .............................           1,575            2,241            3,409            5,934
     Royalties ....................................           1,083            1,030            1,584            1,754
                                                       ------------     ------------     ------------     ------------
         Total Revenue ............................           6,429            4,790           12,229           10,925

Costs and expenses:
     Cost of product sales (1) ....................           1,690              176            2,186              328
     Cost of contract revenue (1) .................           1,410            1,151            2,762            2,397
     Research and development (1) .................           2,867            3,129            5,655            5,919
     Selling and marketing (1) ....................             999              920            1,872            1,734
     General and administrative (1) ...............             927            1,083            1,811            2,087
                                                       ------------     ------------     ------------     ------------
         Total costs and expenses .................           7,893            6,459           14,286           12,465

Net income (loss) from operations .................          (1,464)          (1,669)          (2,057)          (1,540)
Interest income ...................................             503              459            1,008              852
                                                       ------------     ------------     ------------     ------------

Net income (loss) before provision for income taxes            (961)          (1,210)          (1,049)            (688)
Provision for income taxes ........................               7                -               17                -
                                                       ------------     ------------     ------------     ------------

Net income (loss) .................................    ($       968)    ($     1,210)    ($     1,066)    ($       688)
                                                       ============     ============     ============     ============

Net income (loss) per share - basic ...............    ($      0.04)    ($      0.05)    ($      0.04)    ($      0.03)
Net income (loss) per share - diluted .............    ($      0.04)    ($      0.05)    ($      0.04)    ($      0.03)

Weighted average shares - basic ...................      23,714,593       23,429,733       23,686,556       23,370,954
Weighted average shares - diluted .................      23,714,593       23,429,733       23,686,556       23,370,954


        (1)     Effective January 1, 2006 the Company adopted Statement of Financial Accounting Standard No. 123
                (Revised), "Share-Based Payment" (FAS 123(R)). The amounts in the tables above include stock-based compensation as follows (in thousands):



                                        THREE MONTHS ENDED      SIX MONTHS ENDED
                                              JUNE 30,              JUNE 30,
                                         -----------------     -----------------
                                          2007       2006       2007       2006
                                         ------     ------     ------     ------
Cost of product sales ..............     $    2     $    5     $    4     $    8
Cost of contract revenue ...........         43         21         79         85
Research and development ...........         99        396        184        545
Sales and marketing ................         25        110         46        178
General and administrative .........         83        213        174        426
                                         ------     ------     ------     ------
Total stock-based compensation costs     $  252     $  745     $  487     $1,242
                                         ------     ------     ------     ------


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AWARE, INC. REPORTS 2007 SECOND QUARTER FINANCIAL RESULTS                 PAGE 4


                                   AWARE, INC.
                 NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (unaudited)


                                  THREE MONTHS ENDED         SIX MONTHS ENDED
                                       JUNE 30,                  JUNE 30,
                                --------------------      --------------------
                                  2007         2006         2007         2006
                                -------      -------      -------      -------
GAAP net income (loss) ......  ($   968)    ($ 1,210)    ($ 1,066)    ($   688)
     Stock-based compensation       252          745          487        1,242
                                -------      -------      -------      -------
Non-GAAP net income (loss) ..  ($   716)    ($   465)    ($   579)     $   554
                                -------      -------      -------      -------


                                  THREE MONTHS ENDED         SIX MONTHS ENDED
                                       JUNE 30,                  JUNE 30,
                                --------------------      --------------------
                                  2007         2006         2007         2006
                                -------      -------      -------      -------
GAAP net income
  (loss) per share ............($  0.04)    ($  0.05)    ($  0.04)    ($  0.03)
     Stock-based compensation .    0.01         0.03         0.02         0.05
                                -------      -------      -------      -------
Non-GAAP net
   income (loss) per share ....($  0.03)    ($  0.02)    ($  0.02)     $  0.02
                                -------      -------      -------      -------






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AWARE, INC. REPORTS 2007 SECOND QUARTER FINANCIAL RESULTS                 PAGE 5


                                   AWARE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                     JUNE 30,       DECEMBER 31,
                                                      2007              2006
                                                  ------------     ------------

ASSETS
     Cash and investments .....................   $     39,188     $     39,802
     Accounts receivable, net .................          4,866            4,738
     Property and equipment, net ..............          8,076            8,123
     Other assets, net ........................          1,807            1,923
                                                  ------------     ------------

     Total assets .............................   $     53,937     $     54,586
                                                  ============     ============



LIABILITIES AND STOCKHOLDERS' EQUITY

     Total current liabilities ................   $      2,510     $      2,886

     Long-term deferred revenue ...............            330              330

     Total stockholders' equity ...............         51,097           51,370
                                                  ------------     ------------

     Total liabilities and stockholders' equity   $     53,937     $     54,586
                                                  ============     ============




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